UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 8, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 8, 2011, JAG Footwear, Accessories and Retail Corporation ("JAG Footwear"), a wholly-owned subsidiary of The Jones Group Inc., entered into Amendment No. 3 to the Buying Agency Agreement dated as of August 31, 2001, as amended as of June 2, 2009 and as of March 28, 2011 (as so amended, the "Buying Agency Agreement"), between JAG Footwear and Bentley HSTE Far East Services Limited (the "Agent"). Amendment No. 3 reduces the commission rate payable by JAG Footwear to the Agent under the Buying Agency Agreement.  Except for the commission rate reduction, the terms and conditions of the Buying Agency Agreement remain unchanged.

The foregoing summary of Amendment No. 3 is subject to, and qualified in its entirety by, the full text of Amendment No. 3, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 dated as of July 8, 2011 to the Buying Agency Agreement dated as of August 31, 2001 between JAG Footwear, Accessories and Retail Corporation and Bentley HSTE Far East Services Limited.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: July 8, 2011

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 3 dated as of July 8, 2011 to the Buying Agency Agreement dated as of August 31, 2001 between JAG Footwear, Accessories and Retail Corporation and Bentley HSTE Far East Services Limited.

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